Exhibit 5.1
Eric C. Jensen
T: +1 650 843 5049
ejensen@cooley.com
March 1, 2021
Coupang, Inc.
Tower 730, 570, Songpa-daero, Songpa-gu
Seoul, Republic of Korea, 05510
Ladies and Gentlemen:
We have acted as counsel to Coupang, LLC, a Delaware limited liability company (the “Company”), in connection with the filing of a Registration Statement (No. 333-253030) on Form S-1 (as amended, the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus included in the Registration Statement (the “Prospectus”). Prior to effectiveness of the Registration Statement, the Company is to convert into a Delaware corporation (the “Conversion”) and change its name to Coupang, Inc. (the “Corporation”). The Registration Statement relates to an underwritten public offering after such conversion of up to 120,000,000 shares of the Company’s Class A common stock, par value $0.0001 (“Shares”), which consists of (i) up to 100,000,000 Shares to be sold by the Corporation (collectively, the “Company Shares”) and (ii) 20,000,000 Shares to be sold by the selling stockholders identified in such Registration Statement (the “Stockholder Shares”).
In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s certificate of formation and limited liability company agreement, each as currently in effect, (c) the form of the Certificate of Conversion filed as Exhibit 2.1 to the Registration Statement, which is to be filed to effect the Conversion, (d) the forms of the Corporation’s Certificate of Incorporation and Bylaws filed as Exhibits 3.1 and 3.2 to the Registration Statement, respectively, each of which is to be in effect upon the completion of the Conversion and (e) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that (a) the Shares will be sold at a price established by the Board of Directors of the Corporation or a duly authorized committee thereof and (b) before issuance or sale of the Shares, the Conversion is effective and the Certificate of Conversion referred to in clause (i)(c) and the Certificate of Incorporation referred to in clause (i)(d) are filed with the Secretary of State of the State of Delaware as the certificate of conversion and the certificate of incorporation of the Corporation, respectively.
We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery by all persons other than the Company of all documents where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.
Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.
Cooley LLP 3175 Hanover Street, Palo Alto, CA 94304-1130
t: (650) 843-5000 f: (650) 849-7400 cooley.com

Coupang, Inc.
March 1, 2021
Page Two
On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Company Shares, when sold and issued against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable and (ii) the Stockholder Shares, when issued upon the Conversion, will be validly issued and are fully paid and non-assessable.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.
Sincerely,
Cooley LLP

By:	/s/ Eric C. Jensen
Eric C. Jensen
Cooley LLP 3175 Hanover Street, Palo Alto, CA 94304-1130
t: (650) 843-5000 f: (650) 849-7400 cooley.com